UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 25, 2005
CANARGO ENERGY CORPORATION

( Exact Name of Registrant as Specified in its Charter )

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
On July 25, 2005 CanArgo Energy Corporation, (“CanArgo”), completed a private placement of US$25 million in aggregate principal amount of its Senior Secured Notes due July 25, 2009 with a group of private investors arranged by Ingalls & Snyder LLC of New York City pursuant to a Note Purchase Agreement of even date (the “Note Purchase Agreement”). The terms of the Note Purchase Agreement and related agreements are described in greater detail in Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant below.
The proceeds of this financing, after the payment of all professional and placing expenses and fees estimated at US$550,000, will be used to redeem short term debt in the amount of approximately $7.5 million under the currently outstanding Loan Note with Cornell Capital Partners LP (“Cornell”), to fund the appraisal of a new gas project in Georgia, to fund the development of the Kyzyloy gas field in Kazakhstan and adjacent exploration areas, and for additional working capital for CanArgo’s development, appraisal and exploration activities in Georgia. In addition, CanArgo is terminating the Standby Equity Distribution Agreement which it currently has with Cornell (the “Cornell Facility”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 25, 2005, CanArgo entered into a Note Purchase Agreement with a group of private investors (the “Purchasers”) all of whom qualified as “accredited investors” under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Note Purchase Agreement, CanArgo issued a note due July 25, 2009 in the aggregate principal amount of US $25 million to Ingalls & Snyder LLC, as nominee for the Purchasers, in a transaction intended to qualify for an exemption from registration under the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. For purposes hereof each of the Purchasers is deemed a beneficial holder of the Note and such Purchasers may each be assigned their own Note as provided in the Note Purchase Agreement and, accordingly, all such Notes are referred to herein collectively as the “Note” and any such Purchaser or its assignee is referred to herein as a holder of the Note.
Interest. The unpaid principal balance under the Note bears interest (computed on the basis of a 360-day year of twelve 30-day months) (a) at increasing rates ranging from 3% from the date of issuance to December 31, 2005; 10% from January 1, 2006 until December 31, 2006; and 15% from January 1, 2007 until final payment, payable semi-annually, on June 30th and December 30th , commencing December 30, 2005, until the principal shall have become due and payable and (b) at 3% above the applicable rate on any overdue payments of principal and interest.

Optional Prepayments. CanArgo may, at its option, upon at least not less than 90 days and not more than 120 days prior written notice, prepay at any time and from time to time after July 31, 2006, all or any part of the Note, in a principal amount of not less than US$100,000 at the following Redemption Prices (expressed as percentages of the principal amount so prepaid): 105% after July 31, 2006; 104% after January 1, 2007; 103% after July 1, 2007; 102% after January 1, 2008; 101% after July 1, 2008, and 100% after January 1, 2009, together with all accrued and unpaid interest.
Mandatory Prepayment. CanArgo shall offer to prepay all, but not less than all, of the Note, on not less than 15 business days prior written notice, in the event of an occurrence of a Change of Control or Control Event. “Change in Control” is defined to mean (a) if CanArgo shall at any time cease to be a publicly held company or cease to have its capital stock traded on an exchange or (b) a transaction or series of related transactions pursuant to which (i) at least fifty-one percent (51%) of the outstanding shares of CanArgo’s common stock or, on a fully diluted basis, shall subsequent to July 25, 2005 be owned by any person which is not related to or affiliated with CanArgo, (ii) if CanArgo merges into or with, consolidates with or effects any plan of share exchange or other combination with any person which is not related to or affiliated with CanArgo, or (iii) if CanArgo disposes of all or substantially all of its assets other than in the ordinary course of business and “Control Event” is defined to mean (i) the execution by CanArgo or any material subsidiary of CanArgo which has guaranteed the indebtedness evidenced by the Note (a “CanArgo Group Member”) of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.
Conversion. The Note is convertible into shares of CanArgo common stock (“Conversion Stock”) at a conversion price per share of US$.90 (the “Conversion Price”), which is subject to adjustment: (a) if CanArgo issues any equity securities (other than pursuant to the granting of employee stock options pursuant to shareholder approved employee stock option plans or existing outstanding options, warrants and convertible securities) at a price per share of less than US$.90 per share net of all fees, costs and expenses in which case the Conversion Price will be reset to such lower price and (b) in connection with any stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or any similar transaction, in which case the Conversion Price and number of shares of Conversion Stock will be appropriately adjusted to reflect any such event, such that the holders of the Note will receive upon conversion the identical number of shares of common stock or other consideration or property to be received by the holders of the common stock as if the holders had converted the Note immediately prior to any such event as such amount would then be adjusted by reason of such stock split, stock dividend, reverse stock split, reclassification, recapitalization, combination, merger, consolidation or other similar transaction. No fractional shares of common stock shall be issued upon any conversion; instead the Conversion Price shall be appropriately adjusted so that holders shall receive the nearest whole number of shares upon any conversion.
In connection with the execution and delivery of the Note Purchase Agreement, CanArgo entered into a Registration Rights Agreement with the Purchasers pursuant to which it agreed to register the Conversion Stock for resale under the Securities Act.
Security. Payment of all amounts due and payable under the Note Purchase Agreement, the Note and all related agreements (collectively, the “Loan Documents”) is secured by a security interest in all of

CanArgo’s assets, including its principal Guernsey bank account, as well as, guarantees from each other CanArgo Group Member and pledges of all of the outstanding capital stock of Ninotsminda Oil Company Limited, a limited liability company incorporated under the laws of the Republic of Cyprus; CanArgo Limited, a company incorporated under the laws of the Island of Guernsey; and Tethys Petroleum Investments Limited, a company incorporated under the laws of the Island of Guernsey, each of which is an indirect subsidiary of CanArgo. If CanArgo forms or acquires a Material Subsidiary (as defined in the Note Purchase Agreement) it shall cause such Subsidiary to execute a Subsidiary Guaranty (other than for certain excepted companies and legal entities) and thereby become a CanArgo Group Member subject to the provisions of the Note Purchase Agreement.
Covenants. Under the terms of the Note Purchase Agreement CanArgo is subject to certain affirmative and negative covenants, which can be waived by the beneficial holders of at least 51% of the outstanding principal amount of the Note (the “Required Holders”), including the following affirmative and negative covenants, respectively: (a) providing current information regarding CanArgo and rights of inspection; compliance with laws; maintenance of corporate existence, insurance and properties; payment of taxes; providing additional security; payment of counsel fees for the Purchasers (not in excess of US$100,000) and a placement fee of US$250,000; and termination of the Cornell Facility, and (b) restrictions on: transactions with affiliates; mergers, consolidations and sales of all of CanArgo’s assets; liens (except for certain permitted liens); the issuance of additional senior or pari passu indebtedness; changes in CanArgo’s line of business; certain types of payments; sale-and leasebacks; sales of assets other than in the ordinary course of business; future Indebtedness, as defined in the Note Purchase Agreement (other than certain permitted indebtedness); canceling, terminating, waiving or amending provisions of, or selling any interests in (other than under certain circumstances) any of the Basic Agreements (as defined in the Note Purchase Agreement); and adopting any anti-take-over defenses except as permitted by the Note Purchase Agreement. CanArgo is not subject to any financial covenants, such as the maintenance of minimum net worth or coverage ratios, other than the restriction on its ability to incur additional Indebtedness.
Events of Default. An “Event of Default” shall exist if one or more of the following occurs and is continuing: (i) failure to pay when due any principal and, after 5 days, any interest, payable under the Note or any Security Document; (ii) default in the performance of certain enumerated covenants; (iii) default in the performance or compliance with any other terms which remains unremedied for 30 days after the earlier of a Responsible Officer first obtaining actual and not constructive knowledge of the default or the receipt of notice; (iv) any representation or warranty made in writing on behalf of CanArgo or any other CanArgo Group Member proves to have been false or incorrect in any material respect; (v) customary events involving bankruptcy, insolvency or reorganization; (vi) the entry of a final judgment or judgments in excess of US$2,500,000 (uncovered by insurance), which is not discharged or settled; (vii) violations of ERISA or the Internal Revenue Code of 1986, as amended, under funding of accrued benefit liabilities and other matters relating to employee benefit plans subject to ERISA or Foreign Pension Plans; (viii) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or its validity is challenged by CanArgo or any affiliate; (ix) CanArgo or any other CanArgo Group Member modifies its Charter Document which results in a Default or Event of Default or will adversely affect the rights of Noteholders; or (x) a change occurs in the consolidated financial condition of CanArgo or in the physical, operational or financial status of the Properties (as defined in the Note Purchase Agreement), which change has a Material Adverse Effect (as defined in the Note Purchase Agreement).
Other than for certain Events of Default that will result in an automatic acceleration without notice, such as bankruptcy, if an Event of Default occurs and is continuing, the Required Holders may at any time at its or their option, by notice to CanArgo, declare all outstanding Notes to be immediately due and payable and holders of the Note may proceed to enforce their rights under the Loan Documents at law or in equity. CanArgo is responsible for the payment of all costs of collection, including all reasonable legal fees actually incurred in connection therewith.
Miscellaneous. The Note Purchase Agreement, the Note, the Security Agreement, the Subsidiary Guaranty and the Registration Rights Agreement are all governed by New York Law and the CanArgo Group Members party thereto subject themselves to the jurisdiction of New York Courts and waive the right to jury trial. The Pledge Agreements and the Security Interest Agreement relating to CanArgo’s bank account are governed by the laws of the Island of Guernsey and the Republic of Cyprus, as provided therein.
Attached hereto as Exhibits are forms of the Loan Documents.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure
CanArgo’s press release announcing the issuance of US$25 million in aggregate principal amount of its Senior Secured Notes due July 25, 2009 is being furnished as Exhibit 99.1 attached hereto.
The information in this Item 7.01, including Exhibit 99.1 relating hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Exhibit Description

4.1	Note Purchase Agreement, dated as of July 25, 2005, among CanArgo and Ingalls & Snyder Value Partners, L.P. together with the other Purchasers
10.1	Subsidiary Guaranty, dated as of July 25, 2005, by and among Ninotsminda Oil Company Limited, CanArgo (Nazvrevi) Limited, CanArgo Norio Limited, CanArgo Limited (Guernsey), Tethys Petroleum Investments Limited and CanArgo Ltd for the benefit of the holders of the Notes
10.2	Security Agreement, dated as of July 25, 2005, among CanArgo and Ingalls & Snyder Value Partners, L.P. together with the other Purchasers
10.3	Registration Rights Agreement, dated as of July 25, 2005, among CanArgo and Ingalls & Snyder Value Partners, L.P. together with the other Purchasers

Exhibit No.	Exhibit Description

10.4	Agreement, dated as of July 25, 2005, among CanArgo Limited (Guernsey) and Ingalls & Snyder Value Partners, L.P. together with the other Purchasers
10.5	Security Interest Agreement (Securities), dated as of July 25, 2005, among CanArgo Ltd. (Ontario), CanArgo Limited (Guernsey), Ingalls & Snyder LLC, as Security Agent for the Secured Parties and the Secured Parties, as defined therein
10.6	Security Interest Agreement (Securities), dated as of July 25, 2005, among Tethys Petroleum Investments Limited, CanArgo Limited (Guernsey), Ingalls & Snyder LLC, as Security Agent for the Secured Parties and the Secured Parties, as defined therein
10.7	Security Interest Agreement (Bank Account), dated as of July 25, 2005, by and among CanArgo, Ingalls & Snyder LLC, as Security Agent for the Secured Parties and the Secured Parties, as defined therein
99.1	Press Release dated July 25, 2005 issued by CanArgo Energy Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: July 27, 2005	By:	/s/Elizabeth Landles
Elizabeth Landles, Corporate Secretary